UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549




                           FORM 8-K/A
                         AMENDMENT NO. 1
                         CURRENT REPORT




                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported)
                        August 30, 2002



                         ConocoPhillips
     (Exact name of registrant as specified in its charter)



    Delaware               000-49987               01-0562944
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)         Identification No.)
incorporation)



     600 North Dairy Ashford Road, Houston, Texas     77079
       (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code:
                          281-293-1000

Portions Amended

As set forth below, the registrant hereby amends its Current
Report on Form 8-K filed on August 30, 2002.


Item 5.  Other Events.

Item 5 is amended by adding the following:

In connection with the mergers of Conoco and Phillips with wholly owned subsidiaries of ConocoPhillips, and to simplify the companies' credit structure, ConocoPhillips and Conoco have fully and unconditionally guaranteed the payment obligations of Phillips with respect to its publicly held debt securities, and ConocoPhillips and Phillips have fully and unconditionally guaranteed the payment obligations of Conoco and Conoco Funding Company, Conoco's wholly owned finance subsidiary, with respect to the publicly held debt securities of Conoco and the publicly held debt securities of Conoco Funding Company fully and unconditionally guaranteed by Conoco.


Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     The audited consolidated financial statements of Conoco Inc. as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, found on pages 72 through 121 of Conoco Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 15, 2002, are incorporated herein by reference.

     The unaudited consolidated financial statements of Conoco Inc. for the quarter ended June 30, 2002, included in Conoco Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 9, 2002, are incorporated herein by reference.

(b)  Pro Forma Financial Information.

     Basis of Presentation

     The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the estimated effect of the merger between Phillips Petroleum Company (Phillips) and Conoco Inc. (Conoco). The merger has been accounted for using purchase accounting. Although the business combination of Phillips and Conoco was a merger of equals, generally accepted accounting principles require that one of the two companies in the transaction be designated as the acquiror for accounting purposes.
     Phillips has been designated as the acquiror based on the fact that its common stockholders initially held more than 50 percent of the ConocoPhillips common stock after the merger.

     The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had occurred on June 30, 2002. The unaudited pro forma combined statements of income for the year ended December 31, 2001, and the six-month period ended June 30, 2002, were prepared assuming the merger occurred January 1, 2001. However, during the year ended December 31, 2001, Phillips and Conoco entered into other significant transactions that are not reflected in the companies' historical income statements for the full year ended December 31, 2001. Therefore, Phillips' historical income statement for the year ended December 31, 2001, has been adjusted on a pro forma basis to reflect Phillips' acquisition of Tosco Corporation on September 14, 2001 (as reported in Phillips' Current Report on Form 8-K filed on September 28, 2001, as amended on October 31, 2001, and November 13, 2001), as if it had occurred on January 1, 2001; and Conoco's historical income statement for the year ended December 31, 2001, has been adjusted on a pro forma basis to reflect Conoco's acquisition of Gulf Canada Resources Limited on July 16, 2001 (as reported in Conoco's Current Report on Form 8-K filed on July 31, 2001, as amended on September 10, 2001), as if it had occurred on January 1, 2001. For an analysis of these pro forma adjustments, see the Supplemental Schedules on pages 12 though 16. For more detail, see the Form 8-K filings referenced above.

     This pro forma financial information is not intended to reflect results from operations or the financial position which would have actually resulted had the merger been effective on the dates indicated. Moreover, this pro forma information is not intended to be indicative of the results of operations or financial position which may be achieved by ConocoPhillips in the future. The pro forma adjustments use estimates and assumptions based on currently available information. Management believes that the estimates and assumptions are reasonable, and that the significant effects of the transactions are properly reflected. However, actual results may materially differ from this pro forma financial information.

     The unaudited pro forma condensed combined financial statements contain pro forma adjustments for the disposition of assets required by order of the U.S. Federal Trade Commission. They do not contain all pro forma adjustments for restructuring charges that will be required to fully integrate and operate the combined organization more efficiently, or anticipated synergies resulting from the merger.

     The preliminary purchase price allocation is subject to revision as more detailed analysis is completed and additional information on the fair value of Conoco's assets and liabilities becomes available. Final purchase accounting adjustments may therefore differ from the pro forma adjustments presented here.


-------------------------------------------------------------------------------------------------
Unaudited Pro Forma                                                                ConocoPhillips
Combined Statement of Income


                                                      Millions of Dollars
                              -------------------------------------------------------------------
                                                        Pro Forma      ProForma
                              Phillips     Conoco     Adjustments      Purchase
Year Ended                          as         as   for FTC Asset    Accounting         Pro Forma
December 31, 2001             Adjusted*  Adjusted*   Dispositions   Adjustments    ConocoPhillips
                              --------   --------   -------------   -----------    --------------
                                 (a)        (b)          (c)
Revenues
Sales and other operating
  revenues                     $47,582     39,913          (1,609)       (29)(d)           85,857
Equity in earnings of
  affiliates                        41        178               -        (20)(e)              199
Other income                       103        751              (1)         -                  853
-------------------------------------------------------------------------------------------------
    Total Revenues              47,726     40,842          (1,610)       (49)              86,909
-------------------------------------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                      29,976     23,304          (1,261)       (13)(d)           52,006
Production and operating
  expenses                       4,292      3,288            (114)        (3)(d)            7,463
Selling, general and
  administrative expenses        1,290        924             (35)         -                2,179
Exploration expenses               306        437               -          -                  743
Depreciation, depletion
  and amortization               1,586      1,858             (14)      (141)(e)(f)         3,289
Property impairments                26        238               -       (238)(g)               26
Taxes other than income
  taxes                          5,602      6,988              (7)         -               12,583
Accretion on discounted
  liabilities                       23          -               -         17 (h)               40
Interest and debt expense          448        574               -       (122)(i)              900
Foreign currency
  transaction losses                11         65               -          -                   76
Preferred dividend
  requirements of capital
  trusts                            53          -               -          -                   53
-------------------------------------------------------------------------------------------------
    Total Costs and Expenses    43,613     37,676          (1,431)      (500)              79,358
-------------------------------------------------------------------------------------------------
Income before income taxes,
  extraordinary items and
  cumulative effect of changes
  in accounting principles       4,113      3,166            (179)       451                7,551
Provision for income taxes       1,986      1,455             (65)       235 (j)            3,611
-------------------------------------------------------------------------------------------------
Income Before Extraordinary
  Items and Cumulative Effect
  of Changes in Accounting
  Principles                   $ 2,127      1,711            (114)       216                3,940
=================================================================================================

Income Before Extraordinary
  Items and Cumulative Effect
  of Changes in Accounting
  Principles
    Basic                      $  5.59       2.74                                            5.84
    Diluted                       5.54       2.69                                            5.77
-------------------------------------------------------------------------------------------------

Average Common Shares
  Outstanding (in thousands)
    Basic                      380,315    625,503                                         674,469
    Diluted                    383,637    635,094                                         682,636
-------------------------------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.
*Certain amounts have been reclassified to conform to ConocoPhillips' presentation.



-------------------------------------------------------------------------------------------------
Unaudited Pro Forma                                                                ConocoPhillips
Combined Statement of Income


                                                    Millions of Dollars
                          -----------------------------------------------------------------------
                                                        Pro Forma      ProForma
Six Months Ended                                      Adjustments      Purchase
June 30, 2002             Historical   Historical   for FTC Asset    Accounting         Pro Forma
                            Phillips*      Conoco*   Dispositions   Adjustments    ConocoPhillips
                          ----------   ----------   -------------   -----------    --------------
                                                         (c)
Revenues
Sales and other
  operating revenues         $20,930       17,556            (640)       (14)(d)           37,832
Equity in earnings of
  affiliates                      49          116               -        (10)(e)              155
Other income                      33           27               -          -                   60
-------------------------------------------------------------------------------------------------
    Total Revenues            21,012       17,699            (640)       (24)              38,047
-------------------------------------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and
  products                    13,621       10,207            (539)        (7)(d)           23,282
Production and operating
  expenses                     1,810        1,475             (63)        (9)(d)            3,213
Selling, general and
  administrative expenses        895          412             (13)         -                1,294
Exploration expenses             230          176               -          -                  406
Depreciation, depletion
  and amortization               834          932              (7)      (124)(e)(f)         1,635
Property impairments              18            -               -          -                   18
Taxes other than income
  taxes                        2,579        3,727              (3)         -                6,303
Accretion on discounted
  liabilities                     11            -               -          9 (h)               20
Interest and debt expense        213          235               -        (50)(i)              398
Foreign currency
  transaction (gains)
  losses                          (5)          20               -          -                   15
Preferred dividend
  requirements of capital
  trusts                          24            -               -          -                   24
-------------------------------------------------------------------------------------------------
    Total Costs and
      Expenses                20,230       17,184            (625)      (181)              36,608
-------------------------------------------------------------------------------------------------
Income before income
  taxes, extraordinary
  items and cumulative
  effect of change in
  accounting principle           782          515             (15)       157                1,439
Provision for income taxes       518          301              (6)        82 (j)              895
-------------------------------------------------------------------------------------------------
Income Before Extraordinary
  Items and Cumulative
  Effect of Changes in
  Accounting Principles      $   264          214              (9)        75                  544
=================================================================================================

Income Before Extraordinary
  Items and Cumulative
  Effect of Changes in
  Accounting Principles
    Basic                    $   .69          .34                                             .80
    Diluted                      .69          .34                                             .79
-------------------------------------------------------------------------------------------------

Average Common Shares
  Outstanding
  (in thousands)
      Basic                  383,130      627,328                                         677,284
      Diluted                385,927      636,275                                         684,926
-------------------------------------------------------------------------------------------------
See Notes to Unaudited Pro Forma Financial Statements.
*Certain amounts have been reclassified to conform to ConocoPhillips' presentation.



--------------------------------------------------------------------------------------------------
Unaudited Pro Forma Condensed                                                       ConocoPhillips
Combined Balance Sheet


                                                     Millions of Dollars
                           -----------------------------------------------------------------------
                                                         Pro Forma      ProForma
                                                       Adjustments      Purchase
At June 30, 2002           Historical   Historical   for FTC Asset    Accounting         Pro Forma
                             Phillips*      Conoco*   Dispositions   Adjustments    ConocoPhillips
                           ----------   ----------   -------------   -----------    --------------
                                                          (c)
Assets
Cash and cash equivalents     $   145          313               -          -                  458
Accounts and notes
  receivable                    1,939        1,736             (51)         -                3,624
Inventories                     2,580        1,152             (62)       437 (e)            4,107
Prepaid expenses and
  other current assets            395          860               -          -                1,255
--------------------------------------------------------------------------------------------------
    Total Current Assets        5,059        4,061            (113)       437                9,444
Investments and long-term
  receivables                   3,530        2,345              (1)       504 (e)            6,378
Net properties, plants
  and equipment                24,399       19,790            (301)      (905)(e)           42,983
Goodwill                        2,360        3,084               -      7,909 (e)           13,353
Intangibles                     1,270           75               -        720 (e)            2,065
Other assets                      205          399              (5)         -                  599
--------------------------------------------------------------------------------------------------
Total                         $36,823       29,754            (420)     8,665               74,822
==================================================================================================

Liabilities
Accounts payable              $ 3,214       2,238              (23)         -                5,429
Notes payable and
  long-term debt due
  within one year               1,059       1,782                -          -                2,841
Accrued income and
  other taxes                   1,004         430               (5)         -                1,429
Deferred income taxes               -         230               (7)         -                  223
Other accruals                    628       1,818               (3)       250 (k)            2,693
--------------------------------------------------------------------------------------------------
    Total Current
      Liabilities               5,905       6,498              (38)       250               12,615
Long-term debt                  8,576       8,240                -        363 (i)           17,179
Accrued dismantlement,
  removal and
  environmental costs           1,263         641                -       (344)(f)(h)         1,560
Deferred income taxes           4,205       4,676              (47)      (568)(e)            8,266
Employee benefit
  obligations                     967         679                -        688 (l)            2,334
Other liabilities and
  deferred credits              1,101       1,032               (7)        36 (d)(m)         2,162
--------------------------------------------------------------------------------------------------
Total Liabilities              22,017      21,766              (92)       425               44,116
--------------------------------------------------------------------------------------------------

Company-Obligated
  Mandatorily Redeemable
  Preferred Securities and
  Other Minority Interests        350         843                -          -                1,193
--------------------------------------------------------------------------------------------------

Total Common
  Stockholders' Equity         14,456       7,145             (328)     8,240(n)(o)         29,513
--------------------------------------------------------------------------------------------------
Total                         $36,823      29,754             (420)     8,665               74,822
==================================================================================================
See Notes to Unaudited Pro Forma Financial Statements.
*Certain amounts have been reclassified to conform to ConocoPhillips' presentation.


-----------------------------------------------------------------
Notes to Unaudited Pro Forma                       ConocoPhillips
Financial Statements


(a) The Phillips historical income statement information for the year ended December 31, 2001, has been adjusted on a pro forma basis to reflect the acquisition of Tosco Corporation on September 14, 2001, as if it had occurred on January 1, 2001. The significant pro forma adjustments that were made for the acquisition of Tosco were:

     o Estimated income statement impact resulting from the purchase price allocation to the Tosco assets and liabilities acquired--for example, changes in depreciation due to the step-up of the properties, plants and equipment to fair value;
     o The conforming of Tosco's accounting policies to those of Phillips; and
     o An increase in average common shares outstanding for stock and stock options issued in the acquisition.

     For additional information on this transaction, see the Unaudited Supplemental Pro Forma Combined Statement of
     Income--Phillips as Adjusted on pages 12 and 13.


(b) The Conoco historical income statement information for the year ended December 31, 2001, has been adjusted on a pro forma basis to reflect the acquisition of Gulf Canada Resources Limited on July 16, 2001, as if it had occurred on January 1, 2001. The significant pro forma adjustments that were made for the acquisition of Gulf Canada were:

     o Estimated income statement impact resulting from the purchase price allocation to the Gulf Canada assets and liabilities acquired--for example, increased depreciation due to the step-up of the properties, plants and equipment to fair value;
     o The conforming of Gulf Canada's accounting policies to those of Conoco, including the conversion from Canadian GAAP to United States GAAP and Canadian dollars to U.S. dollars; and
     o An increase in interest expense due to the debt incurred to fund the acquisition.

     For additional information on this transaction, see the Unaudited Supplemental Pro Forma Combined Statement of
     Income--Conoco as Adjusted on pages 14 through 16.

(c) On August 30, 2002, the U.S. Federal Trade Commission (FTC) accepted for public comment an Agreement Containing Consent Orders (Consent Agreement) that permitted Conoco and Phillips to close the merger. This Consent Agreement included a proposed Decision and Order that required, among other things, the divestiture of specified Conoco and Phillips assets. These assets include:

     o Phillips' Woods Cross business unit, which includes the Woods Cross, Utah, refinery and associated Phillips motor fuel marketing operations (both retail and wholesale) in Utah, Idaho, Wyoming, and Montana, as well as Phillips' 50 percent interests in two refined products terminals in Boise and Burley, Idaho;
     o Conoco's Commerce City, Colorado, refinery;
     o Phillips' Colorado motor fuel marketing operations (both retail and wholesale);
     o Phillips' refined products terminal in Spokane, Washington;
     o Phillips' propane terminal assets at Jefferson City, Missouri, and East St. Louis, Illinois, which include the propane portions of these terminals and the customer relationships and contracts for the supply of propane therefrom;
     o Certain of Conoco's midstream natural gas gathering and processing assets in southeast New Mexico; and
     o Certain of Conoco's midstream natural gas gathering assets in West Texas.

     No pro forma adjustments have been made to reflect any anticipated gain or loss from the disposition of these assets, as the method of disposition and sales proceeds are not known, but any such effect is not expected to be material with respect to financial position or liquidity in any given period. Additionally, no pro forma adjustments have been made to reflect any earnings benefit from the reinvestment of any proceeds which might be recovered, or reduction of debt which may arise as a consequence of the asset dispositions required under the consent agreement.

(d) Primarily reflects the elimination of a deferred credit arising from a prior year settlement for future price modifications to a U.K. long-term natural gas sales contract, as well as the revaluation of certain other long-term contracts to their fair value.

(e) The following is a preliminary estimate of the purchase price for Conoco on a purchase accounting basis:

     Number of shares of ConocoPhillips common
       stock issued to holders of Conoco
       common stock in the exchange ............   294.15 million
     Multiplied by Phillips' average stock
       price two days before and two days after
       the date the merger was announced........ x $53.15
                                                 --------
                                                  $15,634 million
     Fair value of Conoco stock options
       exchanged for 23.3 million ConocoPhillips
       stock options............................      384 million
     Estimated transaction-related costs........       50 million
                                                  -------
     Purchase price.............................  $16,068 million
                                                  =======

     The pro forma income statement adjustments reflect the estimated effects of depreciating and amortizing these purchase accounting adjusted balances in properties, plants and equipment; equity method investments; and identifiable intangible assets with definite lives, over their estimated useful lives. The preliminary assessment of fair values results in $11 billion of goodwill (which, when added to Phillips' historical goodwill of $2.4 billion, equals ConocoPhillips' pro forma goodwill of $13.4 billion) and $652 million of intangible assets with indefinite lives, both of which will be subject to periodic impairment testing.

     In determining the fair values for purposes of allocating the purchase price, an outside appraisal firm was engaged to estimate the fair values of Conoco's properties, plants and equipment; investments in certain affiliates accounted for under the equity method of accounting; and intangible assets. The appraisal firm used a variety of methods to estimate these fair values, including comparable market data, asset replacement costs, royalty relief, and the net present value of expected cash flows, discounted at rates varying from 8 percent to 16 percent.

     Included in goodwill is $4.3 billion that offsets net deferred tax liabilities arising from differences between the allocated financial bases and historical tax bases of the Conoco net assets. Due to the non-taxable nature of this transaction, Conoco's tax basis in its assets carries over to ConocoPhillips.

(f) Under Phillips' accounting policy and current prevalent industry practice for the acquisition of oil and gas businesses, ConocoPhillips will not record an initial liability for the estimated costs of removing Conoco's properties, plants and equipment at the end of their useful lives. Instead, currently estimated total undiscounted removal costs of $691 million will be accrued as an additional component of future depreciation, building the liability for removal over the remaining useful lives of the properties, plants and equipment on a unit-of-production basis.

(g) Reverses property impairments recorded by Conoco, as the assets would have been adjusted to fair value as part of the purchase price allocation.

(h) Includes the impact of conforming accounting policies and discounting Conoco's environmental liabilities and recording the corresponding accretion over time.

(i) Reflects the restatement of Conoco's fixed-rate debt to fair value and the corresponding reduction in interest expense as the resulting premium is amortized. Also reflects the capitalization of interest based on the estimated fair value of Conoco's qualifying assets of $1.7 billion using a weighted-average interest rate of 6.2 percent.

(j) Reflects the estimated federal and state income tax effects of the pro forma adjustments to Conoco's pretax income using a blended statutory rate of 52 percent.

(k) Includes an accrued liability of $250 million for the estimated costs, as a result of the merger, to terminate or relocate Conoco employees and to exit certain Conoco activities. Similar costs for Phillips employees and activities, which will also be incurred as a result of the merger, are not included in this amount and will be accrued separately and reported as an expense in the third-quarter 2002 financial results of ConocoPhillips.

(l) Reflects the adjustment to increase Conoco's pension and other post-retirement benefit obligations to the estimated difference between projected benefit obligations and plan assets.

(m) Reflects the impact of adjusting to the fair value of certain long-term liabilities and deferred credits.

(n) Included in the preliminary assessment of the fair value of Conoco was an estimated $246 million for the value of in-process research and development projects. Under generally accepted accounting principles, this value would be charged against earnings immediately after consummation of the merger. Due to the non-recurring nature of this one-time charge, the pro forma statements do not include this charge. The after-tax effect of the charge is reflected in the pro forma balance sheet as a reduction in common stockholders' equity.

(o) Reflects the exchange of outstanding Conoco common stock, the issuance of 294.15 million shares of ConocoPhillips common stock, and the effect of ConocoPhillips' stock options issued in the exchange to Conoco stock option holders.

                     Supplemental Schedules


-----------------------------------------------------------------------
Unaudited Supplemental Pro Forma                   Phillips as Adjusted
Combined Statement of Income


                                              Millions of Dollars
                                         ------------------------------
                                                               Phillips
                                           Phillips                  as
                                         Historical*   Tosco*  Adjusted
Year Ended December 31, 2001             ----------    -----   --------

Revenues
Sales and other operating revenues       $   26,729   20,853     47,582
Equity in earnings of affiliates                 41        -         41
Other income                                     98        5(A)     103
-----------------------------------------------------------------------
    Total Revenues                           26,868   20,858     47,726
-----------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and products             14,535   15,441     29,976
Production and operating expenses             2,688    1,604(B)   4,292
Selling, general and administrative
  expenses                                      946      344      1,290
Exploration expenses                            306        -        306
Depreciation, depletion and amortization      1,391      195(B)   1,586
Property impairments                             26        -         26
Taxes other than income taxes                 3,258    2,344      5,602
Accretion on discounted liabilities              14        9(C)      23
Interest and debt expense                       338      110(D)     448
Foreign currency transaction losses              11        -         11
Preferred dividend requirements of
  capital trusts                                 53        -(E)      53
-----------------------------------------------------------------------
    Total Costs and Expenses                 23,566   20,047     43,613
-----------------------------------------------------------------------
Income before income taxes, extraordinary
  items and cumulative effect of changes
  in accounting principles                    3,302      811      4,113
Provision for income taxes                    1,659      327(F)   1,986
-----------------------------------------------------------------------
Income Before Extraordinary Items
  and Cumulative Effect of Changes
  in Accounting Principles               $    1,643      484      2,127
=======================================================================
Income Before Extraordinary Items
  and Cumulative Effect of Changes
  in Accounting Principles
    Basic                                $     5.61                5.59
    Diluted                                    5.57                5.54
-----------------------------------------------------------------------

Average Common Shares
  Outstanding (in thousands)
    Basic                                   292,964             380,315
    Diluted                                 295,016             383,637
-----------------------------------------------------------------------
See Notes to Phillips as Adjusted Unaudited Supplemental Pro Forma Combined Financial Statements.
*Certain amounts have been reclassified to conform to ConocoPhillips' presentation.

------------------------------------------------------------------
Notes to Unaudited Supplemental               Phillips as Adjusted
  Pro Forma Combined Statement
  of Income For the Year Ended
  December 31, 2001


The Phillips income statement for the year ended December 31, 2001, has been adjusted on a pro forma basis to reflect the acquisition of Tosco on September 14, 2001, as if it was consummated January 1, 2001. The Tosco information is presented on a pro forma basis and has been adjusted as described below.

Footnotes referenced from the statement follow:

(A) Includes $28 million for the reversal of a deferred gain on Tosco's balance sheet that was not subject to any future performance requirement, along with the related amortization of the deferred gain.

(B) Includes adjustments related to the purchase price allocation, such as changes to depreciation resulting from asset re-valuations, as well as adjustments to conform Tosco's accounting policies to those of Phillips.

(C) Reflects the impact of adjusting and discounting Tosco's environmental liabilities and recording the corresponding accretion over time.

(D) Reflects the restatement of Tosco debt to fair value and the corresponding $14 million reduction in interest expense as the resulting premium is amortized.

(E) Reflects the February 2001 conversion of Tosco's company-obligated, mandatorily redeemable, convertible preferred securities into 9.1 million shares of Tosco common stock.

(F) Includes the estimated federal and state income tax effects of the pro forma adjustments to Tosco's pretax income using a blended statutory rate of 40 percent.

                     Supplemental Schedules


-----------------------------------------------------------------------
Unaudited Supplemental Pro Forma                     Conoco as Adjusted
Combined Statement of Income


                                            Millions of Dollars
                                     ----------------------------------
                                                                 Conoco
                                         Conoco  Gulf Canada         as
                                     Historical* (U.S. GAAP)*  Adjusted
Year Ended December 31, 2001         ----------  -----------   --------

Revenues
Sales and other operating revenues      $38,737        1,176     39,913
Equity in earnings of affiliates            181           (3)       178
Other income                                727           24        751
-----------------------------------------------------------------------
    Total Revenues                       39,645        1,197     40,842
-----------------------------------------------------------------------

Costs and Expenses
Purchased crude oil and products         23,043          261(A)  23,304
Production and operating expenses         3,053          235      3,288
Exploration expenses                        378           59(B)     437
Selling, general and administrative
  expenses                                  888           36        924
Depreciation, depletion and
  amortization                            1,614          244(C)   1,858
Property impairments                        238            -        238
Taxes other than income taxes             6,983            5      6,988
Accretion on discounted liabilities           -            -          -
Interest and debt expense                   396          178(D)     574
Foreign currency transaction losses          65            -         65
Preferred dividend requirements of
  capital trusts                              -            -          -
-----------------------------------------------------------------------
    Total Costs and Expenses             36,658        1,018     37,676
-----------------------------------------------------------------------
Income before income taxes,
  extraordinary items and cumulative
  effect of changes in accounting
  principles                              2,987          179      3,166
Provision for income taxes                1,391           64(E)   1,455
-----------------------------------------------------------------------
Income Before Extraordinary Items
  and Cumulative Effect of Changes
  in Accounting Principles               $1,596          115      1,711
=======================================================================
Income Before Extraordinary Items
  and Cumulative Effect of Changes
  in Accounting Principles
    Basic                                $ 2.55                    2.74
    Diluted                                2.51                    2.69
-----------------------------------------------------------------------

Average Common Shares
  Outstanding (in thousands)
    Basic                               625,503                 625,503
    Diluted                             635,094                 635,094
-----------------------------------------------------------------------
See Notes to Conoco as Adjusted Unaudited Supplemental Pro Forma Combined Financial Statements.
*Certain amounts have been reclassified to conform to ConocoPhillips' presentation.


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------------------------------------------------------------------
Notes to Supplemental Unaudited                 Conoco as Adjusted
  Pro Forma Combined Statement
  of Income For the Year Ended
  December 31, 2001


The Conoco income statement for the year ended December 31, 2001, has been adjusted on a pro forma basis to reflect the acquisition of Gulf Canada on July 16, 2001, as if it was consummated
January 1, 2001. The Gulf Canada information is presented on a pro forma basis and has been adjusted as described below.

Footnotes referenced from the statement follow:

(A) Includes $11 million for the recognition of Gulf Canada's preferred stock dividend. Gulf Canada reflected preferred stock in the stockholders' equity section of the balance sheet, while Conoco reflected these shares as a minority interest after the acquisition because such shares represent preferred stock of a subsidiary.

(B) Includes $2 million of incremental undeveloped leasehold amortization expense based on the estimated fair value of the undeveloped leaseholds acquired.

(C) Includes $31 million of incremental depreciation, depletion and amortization expense for Gulf Canada and Crestar Energy Inc., a company acquired by Gulf Canada on November 6, 2000, based on the step-up to estimated fair value of these assets assuming the acquisition occurred on January 1, 2001. Oil and gas properties were depreciated on a unit-of-production basis using estimated proved reserve quantities attributable to Gulf Canada.

(D) Includes $108 million of additional pro forma interest expense related to the borrowing of $4.5 billion to fund the Gulf Canada acquisition. This entry assumes that the borrowing occurred on January 1, 2001. Interest expense calculations are based on Conoco's $4,500 million senior unsecured 364-day bridge credit facility used to fund the acquisition. Interest expense was calculated using an effective interest rate of approximately 4.76 percent. This rate was based on a July 1, 2001, LIBOR three-month rate of approximately 3.83 percent. Conoco refinanced the $4.5 billion, 364-day bridge credit facility in the capital markets in October 2001.


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


(E) Includes an $82 million income tax benefit related to purchase price adjustments, that was calculated using a blended statutory rate of 43 percent for cost and expense items (with the exception of interest expense, which was calculated using a rate of 58 percent reflecting the deductibility of interest expense in both Canada and the United States).






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


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CONOCOPHILLIPS



                                       /s/ Rand C. Berney
October 1, 2002                     -----------------------------
                                           Rand C. Berney
                                    Vice President and Controller








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